Exhibit 99.1

NEWS RELEASE

CONTACT:	6110 Executive Blvd., Suite 800
Sara Grootwassink	Rockville, Maryland 20852
Executive Vice President and	Tel 301-984-9400
Chief Financial Officer	Fax 301-984-9610
E-Mail: sgrootwassink@writ.com	www.writ.com

April 28, 2008

WASHINGTON REAL ESTATE INVESTMENT TRUST ANNOUNCES

FIRST QUARTER FINANCIAL AND OPERATING RESULTS

Washington Real Estate Investment Trust (WRIT) (NYSE: WRE) reported financial and operating results today for the quarter ending March 31, 2008:

•

Adjusted funds from operations (FFO) per diluted share grew 2% to $0.59 in first quarter 2008, excluding the impact of the $0.18 per diluted share non-recurring charge related to extinguishment of debt, from $0.58 in first quarter 2007.

•

FFO(1) per diluted share after non-recurring charges was $0.41 and earnings per diluted share was $(0.03) for first quarter 2008, compared to $0.58 and $0.24, respectively, for the same period one year ago.

•	First quarter 2008 core net operating income increased 2.8% and core occupancy increased 150 bps to 95.3% compared to the same period one year ago.

•	Rent increases on lease rollovers in first quarter 2008 were 16.4%. Residential rental rates increased 2.4% over the same period.

•	Guidance for 2008 FFO per diluted share remains unchanged at $2.11 to $2.21, and $2.29 to $2.39 excluding non-recurring items.

Operating Results

Core Net Operating Income (NOI)(2) for first quarter increased 2.8% and rental rate growth was 1.4% compared to the same period last year. Core occupancy was 95.3% during the first quarter of 2008, an increase of 150 bps from the same period in the prior year.

•	Industrial properties’ core NOI for the first quarter increased 9.1% compared to the same period one year ago due primarily to rental rate growth of 2.2%.

•	Multifamily properties’ core NOI for the first quarter increased 5.3% compared to the same period one year ago. Rental rate growth was 2.4% while economic occupancy increased 210 bps to 92.7%.

•

Office properties’ core NOI for the first quarter increased 3.0% compared to the same period one year ago. Economic occupancy increased 280 bps to 95.4%, primarily due to leasing at 7900 Westpark and West Gude office buildings. Rental rate growth for the office sector was 1.1%.

•

Retail properties’ core NOI for the first quarter decreased 0.7% compared to the same period one year ago. Economic occupancy increased 70 bps to 95.3% due to occupancy gains at Montrose Shopping Center, while straight-line revenue decreased and bad debt reserves were increased.

•

Medical office properties’ core NOI for the first quarter decreased 2.5% compared to the same period one year ago due to decreased straight-line revenue. Rental rate growth was 1.8% and economic occupancy remains high for the medical office sector at 98.4%.

Washington Real Estate Investment Trust

Leasing Activity

During the first quarter, WRIT signed commercial leases for 270,000 square feet, with an average rental rate increase of 16.4% and tenant improvement costs of $5.65 per square foot. Residential rental rates increased 2.4% in the first quarter compared to the same period one year ago.

•	Rental rates for new and renewed retail leases increased 22.4%, with no tenant improvement costs.

•	Rental rates for new and renewed office leases increased 18.1%, with $7.23 per square foot in tenant improvement costs.

•	Rental rates for new and renewed medical office leases increased 17.7%, with $8.48 per square foot in tenant improvement costs.

•	Rental rates for new and renewed industrial/flex leases increased 8.3%, with $3.68 per square foot in tenant improvement costs.

Acquisition Activity

On February 22, 2008, WRIT acquired 6100 Columbia Park Road, a 150,000 square foot industrial warehouse in Landover, Maryland for $11.2 million. The property is located inside the Capital Beltway adjacent to Route 50, between Interstate 95/495 and the Baltimore-Washington Parkway/MD 295. Upon acquisition, the property was 78% leased. With lease stabilization, the second-year cash return is expected to be 8.2%. The acquisition was funded with cash from operations and borrowings on WRIT’s line of credit.

On February 28, 2008, WRIT entered into an agreement to acquire Lansdowne Medical Office Building, a five-story, 85,300 square foot medical office development currently under construction, for $19.5 million. The project is located at the intersection of Riverside Parkway and Lansdowne Boulevard in Loudoun County, Virginia, directly across from Inova Loudoun Hospital. WRIT will purchase the property upon completion of the base building, estimated to be in the first quarter of 2009.

Development Activity

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This quarter WRIT began delivering units at The Clayborne Apartments. The Clayborne is a ground-up development project in Alexandria, VA, adjacent to our 800 South Washington retail property. The project consists of a 74-unit Class A apartment building that will include 2,700 square feet of additional retail space. The property was 15% leased at quarter-end.

•

In fourth quarter 2007, WRIT completed construction at Bennett Park. Bennett Park is a ground-up development project in Arlington, VA consisting of high-rise and mid-rise Class A apartment buildings with a total of 224 units and 5,800 square feet of retail space. The property was 39% leased at quarter-end.

•

In second quarter 2007, WRIT completed base construction on Dulles Station, a 180,000 square foot development project of Class A office and retail space located in Herndon, VA. The building, prominently visible from the Dulles Toll Road, is part of a mixed-use development which will include 1,095 multifamily units and 56,000 square feet of retail and restaurant space.

Washington Real Estate Investment Trust

Capital Structure

On January 28, 2008 WRIT exercised a portion of the accordion feature on one of its unsecured revolving credit facilities. WRIT’s total borrowing capacity was increased to $337 million at a rate of LIBOR plus 0.425%.

In February, WRIT completed an extinguishment of debt on $60 million of 10-year Mandatory Par Put Remarketed Securities (“MOPPRS”), resulting in an $8.4 million non-recurring charge. WRIT issued a $100 million 2-year term loan, which was swapped for a fixed rate of 4.45% to refinance the 6.74% debt. The remaining proceeds were used to refinance a portion of line outstandings. By extinguishing the debt, WRIT estimates it will save approximately $5.6 million of interest expense in the first two years alone.

On March 31, 2008, WRIT paid a quarterly dividend of $0.4225 per share for its 185th consecutive quarterly dividend at equal or increasing rates.

As of March 31, 2008 WRIT had a total capitalization of $2.9 billion.

Conference Call Information

The Conference Call for 1st Quarter Earnings is scheduled for Tuesday, April 29, 2008 at 11:00 A.M. Eastern Standard Time. Conference Call access information is as follows:

USA Toll Free Number:	1-877-407-9205
International Toll Number:	1-201-689-8054
Leader:	Sara Grootwassink

The instant replay of the Conference Call will be available until May 29, 2008 at 11:59 P.M. Eastern Standard Time. Instant replay access information is as follows:

USA Toll Free Number:	1-877-660-6853
International Toll Number:	1-201-612-7415
Account:	286
Conference ID:	279401

The live on-demand webcast of the Conference Call will also be available on WRIT’s website at www.writ.com. On-line playback of the webcast will be available at http://www.writ.com for two weeks following the Conference Call.

About WRIT

WRIT is a self-administered, self-managed, equity real estate investment trust investing in income-producing properties in the greater Washington metro region. WRIT’s dividends have increased every year for 37 consecutive years. WRIT’s FFO per share has increased every year for 35 consecutive years. WRIT owns a diversified portfolio of 91 properties consisting of 14 retail centers, 26 office properties, 16 medical office properties, 24 industrial/flex properties, 11 multi-family properties and land for development. WRIT shares are publicly traded on the New York Stock Exchange (NYSE:WRE).

Note: WRIT’s press releases and supplemental financial information are available on the company website at www.writ.com or by contacting Investor Relations at (301) 984-9400.

Certain statements in this press release and the supplemental disclosures attached hereto are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. Such risks, uncertainties and other factors include, but are not limited to, fluctuations in interest rates, availability of raw materials and labor costs, levels of competition, the effect of government regulation, the availability of capital, weather conditions, the timing and pricing of lease transactions and changes in general and local economic and real estate market conditions, and other risks and uncertainties detailed from time to time in our filings with the SEC, including our 2007 Form 10-K. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Washington Real Estate Investment Trust

(1) Funds From Operations (“FFO”) – The National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) defines FFO (April, 2002 White Paper) as net income (computed in accordance with generally accepted accounting principles (“GAAP”)) excluding gains (or losses) from sales of property plus real estate depreciation and amortization. We consider FFO to be a standard supplemental measure for equity real estate investment trusts (“REITs”) because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which historically assumes that the value of real estate assets diminishes predictably over time. Since real estate values have instead historically risen or fallen with market conditions, we believe that FFO more accurately provides investors an indication of our ability to incur and service debt, make capital expenditures and fund other needs.

(2) For purposes of evaluating comparative operating performance, we categorize our properties as “core” or “non-core”. Core Operating NOI is calculated as real estate rental revenue less real estate operating expenses for those properties owned for the entirety of the periods being evaluated. Core Operating NOI is a non-GAAP measure.

(3) Funds Available for Distribution (“FAD”) is calculated by subtracting from FFO (1) recurring expenditures, tenant improvements and leasing costs that are capitalized and amortized and are necessary to maintain our properties and revenue stream and (2) straight line rents, then adding (3) non-real estate depreciation and amortization, (4) amortization of restricted share and unit compensation, and adding or subtracting amortization of lease intangibles, as appropriate. FAD is included herein, because we consider it to be a measure of a REIT’s ability to incur and service debt and to distribute dividends to its shareholders. FAD is a non-GAAP and non-standardized measure, and may be calculated differently by other REITs.

Economic Occupancy Levels by Core Portfolio (i) and All Properties
	Core Portfolio		All Properties
	1st QTR	1st QTR	1st QTR		1st QTR
Sector	2008	2007	2008		2007
Residential	92.7%	90.6%	79.6	% (ii)	90.6%
Office	95.4%	92.6%	95.5%		92.8%
Medical Office	98.4%	99.2%	97.9%		99.2%
Retail	95.3%	94.6%	95.3%		94.6%
Industrial	95.0%	95.1%	93.8%		94.2%

Overall Portfolio	95.3%	93.8%	93.0%		93.7%

(i)	Core portfolio properties include all properties that were owned for the entirety of the current and prior year reporting periods. For Q1 2008 and Q1 2007, core portfolio properties exclude:

Office Acquisitions: 2000 M Street, Woodholme Center, and Monument II;

Medical Office Acquisitions: CentreMed I & II, Ashburn Farm Park, Woodholme Medical Office Building, 2440 M Street; Retail Acquisitions: none;

Industrial Acquisitions: 270 Technology Park, 6100 Columbia Pike Dr.

Also excluded from Core Properties in Q1 2008 and Q1 2007 are Sold Properties: Maryland Trade Centers I & II; Held for Sale Properties: Sullyfield Center and The Earhart Building; and In Development Properties: Bennett Park, Clayborne Apartments, Dulles Station and 4661 Kenmore Ave.

(ii)

Residential occupancy for all properties decreased from 90.6% to 79.6%, primarily due to the completion of Bennett Park and Clayborne Apartments. At 3/31/08, 78 of 224 units were occupied at Bennett Park and 7 of 74 units were occupied at Clayborne Apartments.

Washington Real Estate Investment Trust

WASHINGTON REAL ESTATE INVESTMENT TRUST

FINANCIAL HIGHLIGHTS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
OPERATING RESULTS	2008	2007
Revenue
Real estate rental revenue	$70,278	$59,852
Expenses
Real estate expenses	23,133	18,706
Depreciation and amortization	20,525	16,126
General and administrative	3,080	2,883

	46,738	37,715

Other (expense) income:
Interest expense	(17,664)	(14,384)
Loss on Extinguishment of Debt	(8,449)	—
Other income	238	618
Other income from life insurance proceeds	—	1,303

	(25,875)	(12,463)

Income (loss) from continuing operations	(2,335)	9,674

Discontinued operations:
Income from operations of properties held for sale	847	1,038
Gain on property disposed	—	—

Net Income (loss)	$(1,488)	$10,712

Income from continuing operations	$(2,335)	$9,674
Other income from life insurance proceeds	—	(1,303)
Continuing operations real estate depreciation and amortization	20,525	16,126

Funds from continuing operations	$18,190	$24,497

Income from discontinued operations before gain on disposal	847	1,038
Discontinued operations real estate depreciation and amortization	—	649

Funds from discontinued operations	847	1,687

Funds from operations(1)	$19,037	$26,184

Tenant improvements	(2,110)	(2,161)
External and internal leasing commissions capitalized	(2,023)	(2,068)
Recurring capital improvements	(2,116)	(1,936)
Straight-line rents, net	(744)	(1,171)
Non real estate depreciation & amortization of debt costs	1,000	750
Amortization of lease intangibles, net	(506)	(595)
Amortization and expensing of restricted share and unit compensation	699	782

Funds Available for Distribution (3)	$13,237	$19,785

Certain prior year amounts have been reclassified to conform to the current presentation.

Washington Real Estate Investment Trust

		Three Months Ended March 31,
Per Share Data		2008	2007
Income (loss) from continuing operations	(Basic)	$(0.05)	$0.22
	(Diluted)	$(0.05)	$0.21
Net income (loss)	(Basic)	$(0.03)	$0.24
	(Diluted)	$(0.03)	$0.24
Funds from continuing operations	(Basic)	$0.39	$0.55
	(Diluted)	$0.39	$0.54
Funds from operations	(Basic)	$0.41	$0.58
	(Diluted)	$0.41	$0.58

Dividends paid		$0.4225	$0.4125

Weighted average shares outstanding		46,623	44,931
Fully diluted weighted average shares outstanding		46,819	45,153

Washington Real Estate Investment Trust

WASHINGTON REAL ESTATE INVESTMENT TRUST

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

(Unaudited)

	March 31,	December 31,
	2008	2007
Assets
Land	$336,710	$328,951
Income producing property	1,674,319	1,635,169

	2,011,029	1,964,120
Accumulated depreciation and amortization	(349,926)	(331,991)

Net income producing property	1,661,103	1,632,129
Development in progress (4)	58,784	98,321

Total real estate held for investment, net	1,719,887	1,730,450
Investment in real estate sold or held for sale	23,614	23,843
Cash and cash equivalents	12,858	21,488
Restricted cash	7,637	6,030
Rents and other receivables, net of allowance for doubtful accounts of $4,754 and $4,227, respectively	39,008	36,595
Prepaid expenses and other assets	87,515	78,517
Other assets related to property sold or held for sale	1,679	1,403

Total Assets	$1,892,198	$1,898,326

Liabilities
Notes payable	$918,783	$879,123
Mortgage notes payable	251,539	252,484
Lines of credit	174,500	192,500
Accounts payable and other liabilities	57,590	63,543
Advance rents	9,383	9,552
Tenant security deposits	10,462	10,487
Other liabilities related to property sold or held for sale	417	317

Total Liabilities	1,422,674	1,408,006

Minority interest	3,786	3,776

Shareholders’ Equity
Shares of beneficial interest, $0.01 par value; 100,000 shares authorized: 46,716 and 46,682 shares issued and outstanding, respectively	468	468
Additional paid-in capital	563,174	561,492
Distributions in excess of net income	(96,660)	(75,416)
Accumulated other comprehensive income (loss)	(1,244)	—

Total Shareholders’ Equity	465,738	486,544

Total Liabilities and Shareholders’ Equity	$1,892,198	$1,898,326

Note: Certain prior year amounts have been reclassified to conform to the current year presentation.

(4)	Includes cost of land acquired for in development properties.